U.S.  AGGREGATES,  INC.
                       -----------------------------------

                  AMENDMENT  NO.  2  TO  AMENDED  AND  RESTATED
                     NOTE  AND  WARRANT  PURCHASE  AGREEMENT
                       -----------------------------------

                         DATED  AS  OF  AUGUST  12,  1999



     $30,000,000  10.34%  SENIOR  SUBORDINATED  NOTES  DUE  NOVEMBER  22,  2006
                                      AND
     $15,000,000  10.09%  SENIOR  SUBORDINATED  NOTES  DUE  NOVEMBER  22,  2008

                              U.S.  AGGREGATES,  INC.


     $30,000,000  10.34%  SENIOR  SUBORDINATED  NOTES  DUE  NOVEMBER  22,  2006
                                      AND
     $15,000,000  10.09%  SENIOR  SUBORDINATED  NOTES  DUE  NOVEMBER  22,  2008


                  AMENDMENT  NO.  2  TO  AMENDED  AND  RESTATED
                       NOTE AND WARRANT PURCHASE AGREEMENT


                                                      As  of  August  12,  1999


The  Prudential  Insurance  Company  of  America
c/o  Prudential  Capital  Group
One  Gateway  Center,  11  Floor
Newark,  New  Jersey  07102

Ladies  and  Gentlemen:

     U.S. AGGREGATES, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1.     PRIOR  AMENDMENT  AND  ISSUANCE  OF  NOTES.

     The Company has entered into an Amendment No. 1 to Amended and Restated Note and Warrant Purchase Agreement, dated as of April 14, 1999 (as in effect immediately prior to giving effect to the amendments provided for by this Agreement, the "EXISTING NOTE PURCHASE AGREEMENT" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "AMENDED NOTE PURCHASE AGREEMENT"), pursuant to which certain amendments were made to the Amended and Restated Note and Warrant
Purchase Agreement dated as of June 5, 1998 whereby $30,000,000 aggregate principal amount of 10.34% Senior Subordinated Notes due November 22, 2006 and $15,000,000 aggregate principal amount of 10.09% Senior Subordinated Notes due November 22, 2008 (such Notes, as may be amended, restated or otherwise modified from time to time, the "NOTES") of the Company have been issued to you and are currently outstanding.

2.     DEFINED  TERMS.

     Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.     REQUEST  FOR  CONSENT  TO  AMENDMENTS.

     The Company requests that you consent to the amendments to the Existing Note Purchase Agreement provided for by this Agreement (the "AMENDMENTS").

4.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.

     To induce you to enter into this Agreement and to consent to the Amendments, the Company represents and warrants as follows:

     4.1     ORGANIZATION  AND  EXISTENCE.

     The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under the Amended Note Purchase Agreement.

     4.2     ACTIONS  PENDING.

     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.3     AMENDMENT  AUTHORIZED;  OBLIGATIONS  ENFORCEABLE.

     (a) AGREEMENT IS LEGAL AND AUTHORIZED. The execution and delivery by the Company of this Agreement, and compliance by the Company with all of the provisions of the Amended Note Purchase Agreement, are within the corporate powers of the Company.

     (b) COMPANY OBLIGATIONS ARE ENFORCEABLE. The Company has duly authorized this Agreement by all necessary action on its part. This Agreement has been executed and delivered by one or more duly authorized officers of the Company, and each of this Agreement and the Amended Note Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

     (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

     (ii)     subject  to  the  availability  of  equitable  remedies.

     4.4     NO  CONFLICTS.

     Neither the execution nor delivery of this Agreement, nor fulfillment of nor compliance with the terms and provisions of the Amended Note Purchase Agreement and the other Financing Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

      4.5     GOVERNMENTAL  CONSENT.

     Neither the execution and delivery of this Amendment, nor the performance by the Company of its obligations under the Amended Note Purchase Agreement and the other Financing Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state Blue Sky authorities) on the part of the Company in connection with the execution and delivery of this Agreement or fulfillment of or compliance with the terms and provisions of the Amended Note Purchase Agreement or of the other Financing Documents.

      4.6     FULL  DISCLOSURE.

     This Agreement and the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the proposal and negotiation of the Amendments, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated by the Note Purchase Agreement and this Agreement.

     4.7     AMENDMENT OF BANK CREDIT AGREEMENT.

     Attached hereto as Exhibit C is a copy of the Second Amendment to the Bank Credit Agreement (the "SECOND AMENDMENT"), which has been duly executed and delivered by each of the parties thereto, is true, correct and complete, and (subject only to the execution and delivery of this Agreement) is in full force and effect.

     4.8     NO  DEFAULTS.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments and the Second Amendment, would constitute a Default or an Event of Default.

5.     AMENDMENTS.

     5.1     AMENDMENTS  TO  EXISTING  NOTE  PURCHASE  AGREEMENT.

     Subject to paragraph 5.2, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

     5.2     EFFECTIVENESS  OF  AMENDMENTS.

     The amendments of the Existing Note Purchase Agreement contemplated by paragraph 5.1 and Exhibit A shall become effective at such time as

     (a) the Company and you shall have executed and delivered a counterpart of this Agreement;

     (b) the representations and warranties set forth in paragraph 4 shall be true and correct;

     (c) the Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and the performance of all obligations of, and the satisfaction of all closing conditions set forth in, this paragraph 5 by, and the consummation of all transactions contemplated by this Agreement by, the Company;

     (d) each Restricted Subsidiary shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty, substantially in the form attached hereto as Exhibit B;

     (e) evidence that the Company has consummated the initial public offering of its equity securities (the "IPO") and received gross proceeds therefrom in an amount not less than $[65],000,000, which evidence must be received on or prior to October 31, 1999;

     (f) evidence of the full, final, and indefeasible payment of the Harris Trust Note;

     (g) the Company shall have paid you an amendment fee in the amount of $56,250; and

     (h) all proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to you and your special counsel, and you and your special counsel shall have received copies of such documents and papers as you or your special counsel may reasonably request in connection herewith.

6.     EXPENSES.

     Whether or not the Amendments become effective, the Company will promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of your special counsel (namely, Bingham Dana LLP, or its successor or assigns) incurred in connection with the preparation, negotiation and delivery of this Agreement and the review of documents produced in connection with the Company's IPO. Nothing in this paragraph 6 shall limit the Company's obligations under paragraph 14B of the Amended Note Purchase Agreement.

7.     MISCELLANEOUS.

     7.1     PART  OF  NOTE  PURCHASE  AGREEMENT,  FUTURE  REFERENCES, etc.

     This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     7.2     COUNTERPARTS;  EFFECTIVENESS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

     7.3     SUCCESSORS  AND  ASSIGNS.

     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     7.4     GOVERNING  LAW.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     [REMAINDER  OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS SIGNATURE PAGE.]

     If you are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you and the Company.

                                                 Very  truly  yours,

                                                 U.S.  AGGREGATES,  INC.



                                                 By: /s/ Micahael J. Stone
                                                 Name:  Micahael J. Stone
                                                 Title:  Chief Financial Officer


The  foregoing  Agreement  is
hereby  accepted  as  of  the
date  first  above  written.

THE  PRUDENTIAL  INSURANCE  COMPANY
OF  AMERICA



By: /s/ Robert R. Derrick
Name: Robert R. Derrick
Title: Vice President

                                                                      EXHIBIT  A

                                    AMENDMENTS


1. PARAGRAPH 6C(iv)(a) OF THE EXISTING NOTE PURCHASE AGREEMENT (CHANGE IN CONTROL) IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     (a)     "CHANGE  IN  CONTROL"  means,  at  any  time,

(i) (A) any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "GROUP") (other than GTCR LP) shall become the owner, directly or indirectly, beneficially or of record, of shares representing thirty percent (30%) or more of all the issued and outstanding Voting Stock of each class of the Company and (B) GTCR LP shall beneficially own, directly or directly, in the aggregate a lesser percentage of the Voting Stock of the Company than such Person or Group; or

(ii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(iii) any event of condition relating to a Change in Control of the Company which requires, or permits the holder or holders (or any agent or trustee therefor) of any Debt of the Company or any Restricted Subsidiary to require the purchase or repurchase prior to its expressed maturity of any Debt (excluding the Notes) of the Company or any Restricted Subsidiary in an aggregate principal amount (for all such Debt) of $1,000,000 or more.

2. ANY AND ALL REFERENCES TO THE HARRIS TRUST NOTE (INCLUDING, BUT NOT LIMITED TO THE REFERENCE IN PARAGRAPH 8C(I) IN THE CALCULATION OF CONSOLIDATED DEBT, THE REFERENCE IN THE CALCULATION OF CONSOLIDATED INTEREST EXPENSE AND THE DEFINED TERM IN PARAGRAPH 13B) IN THE EXISTING NOTE PURCHASE AGREEMENT ARE HEREBY DELETED.

3.      PARAGRAPH  8E  OF  THE  EXISTING  NOTE  PURCHASE  AGREEMENT  (RESTRICTED
PAYMENTS)  IS  HEREBY  AMENDED  AND  RESTATED  AS  FOLLOWS:

8E.     RESTRICTED  PAYMENTS.     The  Company  will not and will not permit any
Restricted  Subsidiary  to,

     (i) declare or pay any dividend (other than stock dividends) or distribution on any of its capital stock,

     (ii) purchase or redeem any capital stock of the Company or any Restricted Subsidiary (or any warrants, options or other rights in respect thereof),

     (iii) make any other distribution to shareholders of the Company or any Restricted Subsidiary,

     (iv) prepay, purchase, defease or redeem any Debt subordinate to the Notes, or

     (v)     set  aside  funds  for  any  of  the  foregoing;

provided  that

(a) the Company may convert 300,842.2 shares of its preferred stock, par value $0.01 per share, into common stock at a conversion price equal to the offering price per share of common stock in its Initial Public Offering of such common stock;

(b) any Restricted Subsidiary may declare dividends, or make other distributions, to the Company or to another Restricted Subsidiary of the Company (but not to any other Person); and

(c)  so long as no Default or Event of Default exists or would result therefrom,

(1) the Company or any Restricted Subsidiary may repurchase or redeem its stock from any former employee, director or consultant to, a Restricted Subsidiary (or any heirs or legal representatives of any such employee, director or consultant) in an aggregate amount, for all such purposes, not exceeding $1,000,000 in any fiscal year; and

(2) the Company may declare and pay dividends on its common stock (A) in its third and fourth fiscal quarters of 1999 in an amount not to exceed $600,000 in either such fiscal quarter and (B) in any of its fiscal years (commencing with the fiscal year beginning January 1, 2000) in an amount not to exceed 15% of Consolidated Net Income for the immediately preceding fiscal year (provided that the Company may only pay any dividend pursuant to this clause (c)(2) if, after giving effect thereto, the Company shall be in compliance with all financial covenants in Paragraph 8 and such dividends may be paid within 60 days after the date of declaration thereof if at such date of declaration such dividend complied with this clause (c)(2)).

4. THE DEFINITION OF "CONSOLIDATED FIXED CHARGES" IN PARAGRAPH 13B OF THE EXISTING NOTE PURCHASE AGREEMENT (OTHER TERMS) IS HEREBY AMENDED AND RESTATED AS
FOLLOWS:

     "CONSOLIDATED FIXED CHARGES" means, in respect of any period of four (4) consecutive fiscal quarters of the Company, the sum of

     (i)     Consolidated  Interest  Expense  in  respect  of  such period, plus

     (ii)     Consolidated  Capital  Expenditures  made during such period, plus

     (iii) taxes paid in cash by the Company and its Restricted Subsidiaries during such period, plus

     (iv) all scheduled principal payments due on any Consolidated Debt during such period, other than any principal payments to be made as a result of any mandatory reduction of commitments under the Revolving Credit Facility, plus

     (v)      the  amount  of  all  cash  dividends  declared  by  the  Company.

                                                                      EXHIBIT  B

                          [FORM  OF  GUARANTOR  CONSENT]


     Reference is made to that certain Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998 (the "Note Purchase Agreement"), between U.S. Aggregates, Inc. (the "Company") and The Prudential Insurance Company of America (the "Noteholder"), pursuant to which $30,000,000 principal amount of 10.34% Senior Subordinated Notes due November 22, 2006 and $15,000,000 principal amount of 10.09% Senior Subordinated Notes due November 22, 2008 (the "Notes") of the Company have been issued to the Noteholder and are currently outstanding. Capitalized terms used herein and defined in the Note Purchase Agreement are used herein with the meanings ascribed to them in the Note Purchase Agreement. The Note Purchase Agreement was amended pursuant to the terms of Amendment No. 1 to the Amended and Restated Note and Warrant Purchase Agreement dated as of April 14, 1999 (as in effect immediately prior to giving effect to the amendments provided for in Amendment No. 2 to the Amended and Restated Note and Warrant Purchase Agreement, the "EXISTING NOTE PURCHASE AGREEMENT" and, as amended pursuant to Amendment No. 2 to the Amended and Restated Note and Warrant Purchase Agreement and as may be further amended, restated or otherwise modified from time to time, the "AMENDED NOTE PURCHASE AGREEMENT"). The Existing Note Purchase Agreement is being amended pursuant to the terms of Amendment No. 2 to the Note Purchase Agreement dated as of August 12, 1999 (the "SECOND AMENDMENT AGREEMENT").

     Each of the undersigned Restricted Subsidiaries (each, a "GUARANTOR") is a party to the Subsidiary Guaranty entered into in connection with the execution and delivery of the Note Purchase Agreement and the issuance and sale of the Notes. Each Guarantor hereby consents to the Second Amendment Agreement and acknowledges and affirms all of its obligations under the terms of the Subsidiary Guaranty.


Dated:  As  of  August  12,  1999



     [Remainder of page intentionally left blank.  Next page is signature page.]

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantor Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.


SRM  HOLDINGS  CORP.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

SOUTHERN  READY  MIX,  INC.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

WESTERN  AGGREGATES
HOLDING  CORP.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

WESTERN  ROCK  PRODUCTS
CORPORATION



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


COX  ROCK  PRODUCTS,  INCORPORATED


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


COX  TRANSPORT  CORPORATION


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

JENSEN  CONSTRUCTION  &
DEVELOPMENT,  INC.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

SANDIA  CONSTRUCTION,  INC.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

SOUTHERN  NEVADA  AGGREGATES,  INC.

By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


MOHAVE  CONCRETE  AND  MATERIALS,  INC. (NEVADA)

By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

MOHAVE  CONCRETE  AND  MATERIALS,  INC.  (ARIZONA)


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

A-BLOCK  COMPANY,  INC. (ARIZONA)


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

A-BLOCK  COMPANY,  INC.  (CALIFORNIA)


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

VALLEY  ASPHALT,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

DEKALB  STONE,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

GEODYNE  TRANSPORT,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

FALCON  RIDGE  CONSTRUCTION,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

BECK  PAVING,  INC.



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

MULBERRY  ROCK  CORPORATION



By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

BHY  READY  MIX,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


BRADLEY  STONE  &  SAND,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

TRI-STATE  TESTING  LABORATORIES,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


BIG  HORN  REDI  MIX,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


TREASURE  VALLEY  CONCRETE,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President


MONROC,  INC.


By:  /s/  Michael  J.  Stone
Name:  Michael  J.  Stone
Title:  Vice  President

                                                                      EXHIBIT  C

[COPY  OF  EXECUTED  SECOND  BANK  AMENDMENT]